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                                                                    Exhibit 23.3

                       CONSENT OF WILLIAM H. MARTIN, III

        The undersigned, William H. Martin, III, hereby consents to being named as having been nominated and agreed to serve as a director of Trex Company, Inc. in the Registration Statement on Form S-1 (Registration Statement No. 333-63287) of Trex Company, Inc. The undersigned also consents to the references to the undersigned under the caption "Management" in the Prospectus included in such Registration Statement.



Dated: February 24, 1999                        /s/ William H. Martin, III
                                                --------------------------
                                                        (signature)